Exhibit 99.1

YUME REPORTS THIRD QUARTER 2013 FINANCIAL RESULTS

Redwood City, Calif. – November 13, 2013 – YuMe, Inc. (NYSE: YUME), a leading provider of digital video brand advertising solutions, today announced its financial results for the third quarter ended September 30, 2013. Financial highlights include:

●	Revenue of $36.2 million, an increase of 39% from the third quarter of 2012 (Q3 2012);
●	Gross margin of 47.5%, compared to 44.6% in Q3 2012;
●	Adjusted EBITDA[1] of $1.6 million, compared to $1.6 million in Q3 2012;
●	Net loss of $0.6 million, or a $0.03 net loss per share, compared to net income of $0.5 million, or $0.00 net income per share, in Q3 2012.

“We had very strong third quarter results, including solid revenue and adjusted-EBITDA performance, strong customer growth and gross margin expansion,” said Jayant Kadambi, Chief Executive Officer of YuMe. “We announced new versions of our Audience-Aware SDK and Audience Insights for publishers as well as a new version of our Audience Amplifier for brand targeting today. These enhanced versions of both the supply and demand-side of our platform allow TV brand advertisers to get reach and multi-screen frequency with a new measure of audience attentiveness so critical given today’s fragmentation of consumer attention.”

Customer highlights for the quarter include:

●	336 advertising customers, an increase of 45% from 232 in Q3 2012;
●	Average revenue per advertising customer of $106,000, a decrease of 5% year-over-year.

Customer highlights for the twelve month period ended September 30, 2013, include:

●	563 advertising customers, up 30% from 432 for the twelve month period ended September 30, 2012;
●	Average revenue per advertising customer of $248,000, an increase of 8% from $229,000 for the twelve month period ended September 30, 2012.

Business Outlook:

Today, the Company is providing the following estimates for its key financial measures for the fourth quarter and full year 2013:

	Q4 2013			FY 2013
Revenue (in millons)	$57.4	-	$60.4 million	$154.5	-	$157.5
Adjusted EBITDA (in millions)	$4.3	-	$7.3 million	$5.0	-	$8.0 million

 1 Adjusted EBITDA is a non-GAAP financial measure that we calculate as net income (loss), adjusted to exclude income tax (expense) benefit, interest, depreciation and amortization, and stock-based compensation. We believe that adjusted EBITDA provides useful information to investors in understanding and evaluating our operating results in the same manner as management and the board of directors. This non-GAAP information is not necessarily comparable to non-GAAP information of other companies. Non-GAAP information should not be viewed as a substitute for, or superior to, net income (loss) prepared in accordance with GAAP as a measure of our profitability or liquidity. Users of this financial information should consider the types of events and transactions for which adjustments have been made.

Conference Call and Webcast Information:

Senior management will host a conference call today at 4:30 p.m. ET to discuss the Company’s results and outlook. The event can be accessed by dialing (877) 941-1427 or (480) 629-9664 (conference ID: 4646548). A replay will be available through Wednesday, November 20 at (800) 406-7325 or (303) 590-3030 (conference ID: 4646548). A Webcast of the live call and replay will also be available at http://investors.yume.com.

About YuMe

YuMe, Inc. is a leading provider of digital video brand advertising solutions. Its proprietary data-science driven technologies and large audience footprint drive inventory monetization and enable advertisers to reach targeted, brand receptive audiences across a wide range of Internet-connected devices. Designed to serve the specific needs of brand advertising, YuMe’s technology platform simplifies the complexities associated with delivering effective digital video advertising campaigns in today’s highly-fragmented market. YuMe is headquartered in Redwood City, CA with European headquarters in London and nine additional offices worldwide. For more information, visit YuMe.com/pr, follow @YuMeVideo and like YuMe on Facebook. Current YuMe logos can be found at www.yume.com/news/logos.

YuMe is a trademark of YuMe. All other brands, products or service names are or may be trademarks or service marks of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements, including those in management quotations and under the caption “Business Outlook”. In some cases, you can identify forward-looking statements by the words "may," "will," "expect," "intend," "plan," "objective," "anticipate," "believe," "estimate," "predict," "project," "potential," "continue" and "ongoing," or the negative of these terms, or other comparable terminology intended to identify statements about the future. All statements other than statements of historical fact are statements that could be forward-looking statements, including, but not limited to, statements about our growth strategy, our operating results, market trends and quotations from management. These forward-looking statements are subject to risks and uncertainties, assumptions and other factors that could cause actual results and the timing of events to differ materially from future results that are expressed or implied in our forward-looking statements. Factors that could cause or contribute to such differences include our history of net losses and limited operating history, which make it difficult to evaluate our prospects, our fluctuating quarterly results of operations, and our dependence on a limited number of customers in a highly competitive industry. These and other risk factors are discussed under “Risk Factors” in our quarterly report on Form 10-Q for the quarter ended June 30, 2013 that has been filed with the U.S. Securities and Exchange Commission (the “SEC”), and in our future filings and reports with the SEC, including our quarterly report on Form 10-Q for the quarter ended September 30, 2013. The forward-looking statements in this press release are based on information available to YuMe as of the date hereof, and YuMe assumes no obligation to update any forward-looking statements.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), we report adjusted EBITDA, which is a non-GAAP financial measure. We calculate adjusted EBITDA as net income (loss), excluding income tax (expense) benefit, interest, depreciation and amortization, and stock-based compensation. We believe that adjusted EBITDA provides useful information to investors in understanding our operating results in the same manner as management and the board of directors. This non-GAAP information is not necessarily comparable to non-GAAP information presented by other companies. Non-GAAP financial information should not be viewed as a substitute for, or superior to, financial information prepared in accordance with GAAP. Users of this non-GAAP financial information should consider the types of events and transactions for which adjustments have been made.

We have included adjusted EBITDA in this release because it is a key measure we use to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. In particular, we believe that adjusted EBITDA can provide a useful measure for period-to-period comparisons of our operating results because it excludes some expenses that may mask underlying trends.

In the table following the financial statements attached to this press release, the non-GAAP financial measures used in this press release are reconciled to the most directly comparable GAAP financial measures. With respect to adjusted EBITDA expectations provided under “Business Outlook” above, quantitative reconciliation to the most directly comparable GAAP financial measure is not feasible, because unpredictable fluctuations in our stock price makes it difficult to estimate accurately future stock-based compensation expenses that are excluded from these non-GAAP financial measures. We expect the variability of the above charges may have a significant and unpredictable impact on our future GAAP financial results.

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Investor Relations

Gary J. Fuges, CFA

ir@yume.com

650-503-7875

YuMe, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30, 2013	December 31, 2012
	(Unaudited)	(1)
Assets
Current assets:
Cash and cash equivalents	$63,546	$27,909
Accounts receivable, net	47,374	48,067
Prepaid expenses and other current assets	2,641	1,355
Total current assets	113,561	77,331

Property, equipment and software, net	6,023	5,551
Goodwill	3,902	3,902
Intangible assets, net	2,246	2,847
Restricted cash	341	292
Deposits and other assets	416	691
Total assets	$126,489	$90,614

Liabilities, convertible preferred stock, and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$6,673	$6,893
Accrued digital media property owner costs	9,153	12,475
Accrued liabilities	9,739	7,219
Deferred revenue, current	203	528
Notes payable, current	31	185
Capital leases, current	495	631
Total current liabilities	26,294	27,931

Capital leases, non-current	48	380
Other long-term liabilities	150	178
Deferred tax liability	814	962
Preferred stock warrant liability	–	301
Total liabilities	27,306	29,752

Convertible preferred stock	–	76,191

Stockholders’ equity (deficit):
Common stock	32	5
Additional paid-in-capital	126,280	6,782
Accumulated deficit	(27,056)	(21,998)
Accumulated other comprehensive loss	(73)	(118)
Total stockholders’ equity (deficit)	99,183	(15,329)
Total liabilities, convertible preferred stock, and stockholders’ equity (deficit)	$126,489	$90,614

(1) Condensed consolidated balance sheet data as of December 31, 2012 was derived from audited financial statements.

YuMe, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenue	$36,157	$26,010	$97,089	$71,275
Cost of revenue(1)	18,968	14,402	52,179	39,543
Gross profit	17,189	11,608	44,910	31,732

Operating expenses:
Sales and marketing(1)	11,735	7,339	32,845	22,399
Research and development(1)	1,165	716	3,082	1,891
General and administrative(1)	4,918	3,141	13,586	8,237
Total operating expenses	17,818	11,196	49,513	32,527

Income (loss) from operations	(629)	412	(4,603)	(795)
Interest and other income (expense)
Interest expense	(9)	(31)	(41)	(96)
Other income (expense), net	74	(30)	(252)	(38)
Total interest and other income (expense)	65	(61)	(293)	(134)

Income (loss) before income taxes	(564)	351	(4,896)	(929)
Income tax (expense) benefit	(63)	125	(162)	40

Net income (loss)	$(627)	$476	$(5,058)	$(889)
Net income (loss) attributable to common shareholders	$(627)	–	$(5,058)	$(889)

Net income (loss) per share attributable to common stockholders:
Basic	$(0.03)	$0.00	$(0.49)	$(0.19)
Diluted	$(0.03)	$0.00	$(0.49)	$(0.19)
Weighted-average shares used to compute net income (loss) per share attributable to common stockholders:
Basic	21,054	4,785	10,305	4,687
Diluted	21,054	5,637	10,305	4,687

 (1) Stock-based compensation included above:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Cost of revenue	$46	$31	$107	$104
Sales and marketing	503	324	1,186	1,018
Research and development	86	29	223	67
General and administrative	537	131	992	349
Total employee stock-based compensation	$1,172	$515	$2,508	$1,538

YuMe, Inc.

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net income (loss)	$(627)	$476	$(5,058)	$(889)
Adjustments:
Interest expense	9	31	41	96
Income tax expense (benefit)	63	(125)	162	(40)
Depreciation and amortization expense	987	718	3,037	2,045
Stock-based compensation expense	1,172	514	2,508	1,538
Total Adjustments	2,231	1,138	5,748	3,639
Adjusted EBITDA	$1,604	$1,614	$690	$2,750

YuMe, Inc.

PRO FORMA NET LOSS AND NET LOSS PER SHARE

(In thousands, except share and per share data)

(Unaudited)

Three Months Ended September 30, 2013 (1)
Net loss	$(627)
Adjustments	–
Pro forma net loss per share attributable to common stockholders:	(627)

Basic and diluted	$(0.02)

Pro forma weighted average number of shares of common stock outstanding:
Basic and diluted	31,884

(1) The pro forma net loss attributable to common stockholders and pro forma net loss per share attributable to common stockholders for the three months ended September 30, 2013 has been adjusted to reflect, as of July 1, 2013: (i) the completion of the Company’s IPO, (ii) conversion of all outstanding shares of the Company’s convertible preferred stock into an aggregate of 21,840,537 shares of common stock, and (iii) conversion of the Company’s warrants to purchase preferred stock into warrants to purchase 53,983 shares of common stock.

The Company believes that the pro forma net loss attributable to common stockholders and pro forma net loss per share attributable to common stockholders provides material information to investors, as the conversion of its preferred stock to common stock, conversion of the warrants to purchase preferred stock to common stock warrants and the closing of the IPO occurred on August 12, 2013, and therefore the disclosure of the pro forma net loss attributable to common stockholders and pro forma net loss per share attributable to common stockholders provides measures of net loss and net loss per share that are comparable to what will be reported by the Company in its condensed consolidated financial statements for the periods subsequent to and including August 12, 2013.